EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S 8 (Nos. 333-45502, 333-90839, 333-51486, 333-52562 and 333-104353) of Sycamore Networks, Inc. of our report dated June 21, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Sycamore Networks’ Annual Report on Form 10-K for the year ended July 31, 2006.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 19, 2007